CONVERSION AGREEMENT

      Conversion Agreement (this "Agreement") dated as of October 12, 2000, by and among Interiors, Inc., a Delaware corporation (the "Company"), Interiors.com, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the "Sub"), and Seaside Partners, L.P., a Delaware limited partnership (the "Seaside").

      WHEREAS, Seaside is the record owner of 200,000 shares of Series B Preferred Stock, par value $.001 per share, of the Company (the "Series B Preferred Shares"), which accrues dividends at 8% per annum and is convertible into shares of Class A Common Stock, par value $.001 per share, of the Company ("Class A Shares") at $2.35 per share;

      WHEREAS, Seaside is the record owner of the Class A Common Stock Purchase Warrant dated January 22, 1999 to purchase 2,000,000 shares of Class A Common Stock, par value $.001 per share ("Class A Shares") of the Company at $0.75 per share (the "Interiors Warrant");

      WHEREAS, Seaside is the holder of a Convertible Promissory Note dated May 16, 2000 in the original principal amount of $1,000,000 (the "Interiors.com Note"), which accrues interest at 8% per annum and is convertible into common stock, par value $.01 per share, of Sub ("Sub Common Stock") at $1.00 per share;

      WHEREAS, William J. Ritger is the record owner of the Common Stock Purchase Warrant dated May 16, 2000 to purchase 2,500,000 shares Sub Common Stock at $1.00 per share (the "Interiors.com Warrant");

      WHEREAS, the Company desires to simplify its capital structure, remove the accrual of dividends on the Series B Preferred Shares, remove the accrual of interest on the Interiors.com Note and remove the overhang of the Interiors Warrant and the Interiors.com Warrant.

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Conversion of Securities. The transactions listed below are to be made notwithstanding the terms of the individual securities and the agreements governing them:

            a) Seaside hereby exercises the Interiors Warrant for $1,500,000 resulting in the issuance to Seaside of 2,000,000 Class A Shares;
            b) Seaside hereby delivers 150,000 Series B Preferred Shares having a value of $1,500,000 to the Company as the purchase price for the Interiors Warrant;
            c) Seaside hereby converts its remaining 50,000 Series B Preferred Shares and $213,485.20 in accrued dividends on the Series B Preferred Shares through October 11, 2000 into Class A Shares at a conversion price of $2.35 per Class A Share, resulting in the issuance of 303,610 Class A Shares;
            d) The Interiors.com Note and $9,863.01 in accrued interest through June 30, 2000, are converted into Class A Shares at $0.25 per Class A Share, resulting in the issuance of 4,039,452 Class A Shares;
            e) The interest on the Interiors.com Note of subsequent to June 30, 2000 is forgiven by Seaside; and
            f) The Interiors.com Warrant is hereby terminated.

      2. Delivery of Shares. By October 18, 2000, the Company shall deliver to Seaside a stock certificate representing the 2,303,610 Class A Shares received from conversion of the securities pursuant to paragraphs 1. a) and 1 c) above, and a second stock certificate representing the 4,039,452 Class A Shares received from conversion of the securities pursuant to paragraph 1. d) above.

      3. Restriction on Transfer. Until March 31, 2001, Seaside shall not sell, transfer, pledge, hypothecate or otherwise convey, directly or indirectly, any interest in the Class A Shares being delivered pursuant to this Agreement.

      4. Standstill Agreement. (a) For so long as the Class A Shares are held by Seaside or its affiliates, Seaside will not, alone or in concert with others, directly or indirectly: (i) by purchase or otherwise, acquire, or agree to acquire, ownership (including, but not limited to, beneficial ownership) of any Class A Shares or direct or indirect rights (including convertible securities) or options to acquire such ownership; (ii) make any public announcement with respect to, or submit any proposal for, the acquisition of beneficial ownership of Class A Shares (or direct or indirect rights, including convertible securities, or options to acquire such beneficial ownership) for or with respect to any extraordinary transaction or merger, consolidation, sale of substantial assets or business combination involving the Company or any of its affiliates, whether or not any parties other than Seaside or its affiliates and associates are involved and whether or not such proposal might require the making of a public announcement; (iii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company or any of its affiliates; provided, however, that the foregoing shall not restrict any actions with respect to matters (other than matters relating to the election of directors or the composition of the Company's Board of Directors) submitted to a shareholder vote which matters are not proposed or initiated by Seaside or its affiliates or associates or by any person acting in concert with or at the direction of Seaside or its affiliates or associates; (iv) form, join or in any way participate in a "group" (as such term is used in Section 13d(3) of the Exchange
Act) with respect to any securities of the Company in connection with any action or matter otherwise prohibited by the terms of this agreement; (v) initiate or propose any shareholder proposals for submission to a vote of shareholders with respect to the Company or any of its affiliates or propose any person for election to the Board of Directors of the Company or any of its affiliates; or
(vi) otherwise seek to control the management or policies of the Company or any of its affiliates, including, without limitation, taking any action to seek to obtain representation on the Board of Directors of the Company or any of its affiliates.

      (b) So long as the Class A Shares are held by Seaside or its affiliates, Seaside and its affiliates will vote the Class A Shares delivered pursuant to this Agreement in support of the election of the nominees to the Company's Board of Directors proposed by either the current Board of Directors or the members of the Board of Directors who have been nominated to the Board by the current Board of Directors (or such of their successors who have been nominated by the Board members so nominated).

      5. Registration of the Class A Shares held by Seaside. The Company shall make a reasonable best effort to have registered by March 31, 2001, all of the Class A Shares issued pursuant to paragraph 1. a) and 1. c) of this Agreement held by Seaside that are not then salable by Seaside under Rule 144.

      6. Miscellaneous.


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

      (a) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (b) The headings and paragraphs of this Agreement have been added for convenience only and shall not be deemed part of this Agreement.

      (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

      (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (e) This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter hereof. If may be changed only by a writing signed by all the parties hereto.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                        INTERIORS, INC.

                                        By: /s/
                                           -------------------------------------
                                           Name:  Max Munn
                                           Title: Chairman, President and Chief
                                                  Executive Officer


                                        INTERIORS.COM, INC.

                                        By: /s/
                                           -------------------------------------
                                           Name:  Max Munn
                                           Title: Chairman

                                        SEASIDE PARTNERS, L.P.

                                        By: SEASIDE ADVISORS, L.L.C.,
                                           -------------------------------------
                                           its general partner

                                        By: /s/
                                           -------------------------------------
                                           Name: William Ritger


                                        WILLIAM J. RITGER

                                        By: /s/
                                           -------------------------------------
                                           Name: William Ritger


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